Exhibit 99.1

ASIEN’S APPLIANCE INC.

REPORT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

AND

FINANCIAL STATEMENTS

For the Years Ended

December 31, 2019 and 2018

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of Asien’s Appliance, Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Asien’s Appliance, Inc. (“the Company”), as of December 31, 2019 and 2018, and the related statements of income, stockholders’ equity, and cash flows for each of the years in the two year period ended December 31, 2019 and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2019 and 2018, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2019, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Sadler, Gibb & Associates, LLC

We have served as the Company’s auditor since 2020.

Salt Lake City, UT

August 11, 2020

ASIEN’S APPLIANCE, INC.

BALANCE SHEETS

	December 31, 2019	December 31, 2018

ASSETS

Current Assets

Cash	$1,875,336	$1,509,614
Accounts receivable, net	179,813	56,575
Inventories, net	1,924,104	1,639,008
Prepaid expenses and other current assets	35,588	35,798

Total Current Assets	4,014,841	3,240,995

Property and equipment, net	164,740	111,137

TOTAL ASSETS	$4,179,581	$3,352,132

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities

Accounts payable and accrued liabilities	$788,962	$647,338
Contract liabilities	2,201,394	1,842,754
Line of credit	-	3,020
Current portion of notes payable	80,643	70,321

Total Current Liabilities	3,070,999	2,563,433

Long-term notes payable, net of current portion	120,265	163,027

TOTAL LIABILITIES	3,191,264	2,726,460

Stockholders’ Equity

Common stock	55,933	55,933
Treasury stock	(208,103)	(208,103)
Retained earnings	1,140,487	777,842

Total Stockholders’ Equity	988,317	625,672

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$4,179,581	$3,352,132

The accompanying notes are an integral part of these financial statements.

ASIEN’S APPLIANCE, INC.

STATEMENTS OF INCOME

	For the Years Ended
	December 31,
	2019	2018

Product sales, net	$12,300,648	$7,827,123
Service revenue	1,061,222	1,087,174
Total revenue	13,361,870	8,914,297

Cost of product sales	9,757,269	6,128,814
Cost of service revenue	498,385	526,000
Total costs of revenue	10,255,654	6,654,814

Gross Profit	3,106,216	2,259,483

Operating Expenses
Personnel	500,581	459,782
Advertising	66,570	88,581
Bank and credit card fees	264,759	205,651
Depreciation	35,337	45,414
General and administrative	825,620	767,472

Total Operating Expenses	1,692,867	1,566,900

INCOME FROM OPERATIONS	1,413,349	692,583

Other Income (Expense)
Other income	30,371	68,064
Other expense	(38,875)	(5,516)

Total Other Income (Expense)	(8,504)	62,548

NET INCOME	$1,404,845	$755,131

EARNINGS PER SHARE - BASIC AND DILUTED	$40.25	$21.64

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING - BASIC AND DILUTED	34,902	34,902

The accompanying notes are an integral part of these financial statements.

ASIEN’S APPLIANCE, INC.

STATEMENTS OF STOCKHOLDERS’ EQUITY

					Total
	Common Stock		Treasury	Retained	Stockholders’
	Shares	Amount	Stock	Earnings	Equity

BALANCE – January 1, 2018	34,902	$55,933	$(208,103)	$354,061	$201,891

Net income	-	-	-	755,131	755,131

Distributions paid	-	-	-	(331,350)	(331,350)

BALANCE – December 31, 2018	34,902	55,933	(208,103)	777,842	625,672

Net income	-	-	-	1,404,845	1,404,845

Distributions paid	-	-	-	(1,042,200)	(1,042,200)

BALANCE – December 31, 2019	34,902	$55,933	$(208,103)	$1,140,487	$988,317

The accompanying notes are an integral part of these financial statements.

ASIEN’S APPLIANCE, INC.

STATEMENTS OF CASH FLOWS

	For the Years Ended
	December 31,
	2019	2018

CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$1,404,845	$755,131
Adjustments to reconcile net profit to net cash provided by operating activities:
Depreciation expense	35,337	45,414
Changes in operating assets and liabilities:
Accounts receivable	(123,238)	47,255
Inventory	(285,096)	(360,973)
Prepaid expenses and other current assets	210	294,217
Accounts payable and accrued expenses	141,623	(69,216)
Contract liabilities	358,640	894,753
Net cash provided by operating activities	1,532,321	1,606,581

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment	(9,929)	(7,280)
Net cash used in investing activities	(9,929)	(7,280)

CASH FLOWS FROM FINANCING ACTIVITIES
Repayments of line of credit	(3,020)	(17,075)
Repayments of notes payable	(111,450)	(387,604)
Distributions paid	(1,042,200)	(331,350)
Net cash used in financing activities	(1,156,670)	(736,029)

NET CHANGE IN CASH	365,722	863,272
CASH, BEGINNING OF PERIOD	1,509,614	646,342

CASH, END OF PERIOD	$1,875,336	$1,509,614

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

Non-cash investing and financing activities:
Financed purchases of property and equipment	$79,010	$-

The accompanying notes are an integral part of these financial statements.

ASIEN’S APPLIANCE, INC.

NOTES TO THE FINANCIAL STATEMENTS

December 31, 2019 and 2018

NOTE 1 – ORGANIZATION AND NATURE OF BUSINESS

Asien’s Appliance, Inc. (the “Company”) was formed under the laws of the State of California and incorporated on February 14, 2004.

Located in Santa Rosa, California, the Company provides a wide variety of appliance services including sales, delivery, installation, service and repair, extended warranties, and financing to the North Bay area. The Company is one of the area’s oldest appliance stores and is well known and highly respected throughout the North Bay area. The Company has strong, established relationships with customers and contractors in the community. Company provides products and services to a diverse group of customers including homeowners, builders, and designers. As a member of BrandSource, a buying group that offers vendor programs, factory direct deals, marketing support, opportunity buys, close-outs, consumer rebates, finance offers, etc., the Company offers a full line of top brands from U.S. and international manufacturers.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements of the Company have been prepared without audit in accordance with generally accepted accounting principles in the United States of America (“GAAP”) and are presented in US dollars. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included.

Cash and Cash Equivalents

The Company considers all highly liquid investments with the original maturities of three months or less to be cash equivalents.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition and Cost of Revenue

On January 1, 2018, the Company adopted Accounting Standards Update (“ASU”) No. 2014-09, Revenue from Contracts with Customers (Topic 606), which supersedes the revenue recognition requirements in Topic 605, Revenue Recognition. This ASU is based on the principle that revenue is recognized to depict the transfer of goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. This ASU also requires additional disclosure about the nature, amount, timing, and uncertainty of revenue and cash flows arising from customer purchase orders, including significant judgments. The Company’s adoption of this ASU resulted in no change to the Company’s results of operations or balance sheet.

Asien’s collects 100% of the payment for special-order models including tax, and 50% of the payment for non-special orders from the customer at the time the order is placed. Asien’s does not incur incremental costs obtaining purchase orders from customers; however, if Asien’s did, because all Asien’s contracts are less than a year in duration, any contract costs incurred would be expensed rather than capitalized.

ASIEN’S APPLIANCE, INC.

NOTES TO THE FINANCIAL STATEMENTS

December 31, 2019 and 2018

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Revenue Recognition and Cost of Revenue (Continued)

Performance Obligations – The revenue that Asien’s recognizes arises from orders it receives from customers. Asien’s performance obligations under the customer orders correspond to each sale of merchandise that it makes to customers under the purchase orders; as a result, each purchase order generally contains only one performance obligation based on the merchandise sale to be completed. Control of the delivery transfers to customers when the customer can direct the use of, and obtain substantially all the benefits from, Asien’s products, which generally occurs when the customer assumes the risk of loss. The transfer of control generally occurs at the point of pickup, shipment, or installation. Once this occurs, Asien’s has satisfied its performance obligation and Asien’s recognizes revenue.

Transaction Price ‒ Asien’s agrees with customers on the selling price of each transaction. This transaction price is generally based on the agreed upon sales price. In Asien’s contracts with customers, it allocates the entire transaction price to the sales price, which is the basis for the determination of the relative standalone selling price allocated to each performance obligation. Any sales tax that Asien’s collects concurrently with revenue-producing activities are excluded from revenue.

Cost of revenue includes the cost of purchased merchandise plus freight and any applicable delivery charges from the vendor to the company.

Substantially all Asien’s sales are to individual retail consumers (homeowners), builders and designers. The large majority of customers are homeowners and their contractors, with the homeowner being key in the final decisions.

The Company has a diverse customer base with no one client accounting for more than 5% of total revenue.

Asien’s revenue by sales type is as follows:

	Years Ended December 31,
	2019	2018
Appliance sales	$12,300,648	$7,827,123
Service revenue (including parts revenue)	1,061,222	1,087,174
Total Revenue	$13,361,870	$8,914,297

Receivables

Receivables consists of customer’s balance payments for which Asien’s extends credit to certain homebuilders and designers based on prior business relationship and Credit card transactions in the process of settlement. Vendor rebates receivable represent amounts due from manufactures from whom the Company purchases products. Rebates receivable are stated at the amount that management expects to collect from manufacturers (vendor). Rebates are calculated on product and model sales programs from specific vendors. The rebates are paid at intermittent periods either in cash or through issuance of vendor credit memos, which can be applied against vendor accounts payable. Based on the Company’s assessment of the credit history with its manufacturers, it has concluded that there should be no allowance for uncollectible accounts.

The Company historically collects substantially all its trade receivables from customers, credit card receivable an any outstanding rebates receivables. Uncollectible balances are expensed in the period it is determined to be uncollectible.

ASIEN’S APPLIANCE, INC.

NOTES TO THE FINANCIAL STATEMENTS

December 31, 2019 and 2018

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Inventory

Inventory mainly consists of appliances that are acquired for resale and is valued at the average cost determined on a specific item basis. Inventory also consists of Parts that are used in service and repairs and may or may not be charged to the customer depending on warranty and contractual relationship. The Company periodically evaluates the value of items in inventory and provides write-downs to inventory based on its estimate of market conditions. The Company estimated an obsolescence allowance of $12,140 and $10,319 at December 31, 2019 and 2018, respectively.

Property and Equipment

Property and equipment is stated at the historical cost. Maintenance and repairs of property and equipment are charged to operations as incurred. Leasehold improvements are amortized over the lesser of the base term of the lease or estimated life of the leasehold improvements. Depreciation is computed using the straight-line method over estimated useful lives as follows:

Useful Life (Years)
Leasehold improvements	15
Furniture and fixtures	10
Equipment	7
Office equipment	5 - 10
Vehicles	5

Long-lived Assets

The Company reviews its property and equipment and any identifiable intangibles for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The test for impairment is required to be performed by management at least annually. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the future undiscounted operating cash flow expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the asset exceeds the fair value of the asset. Long-lived assets to be disposed of are reported at the lower of carrying amount or fair value less costs to sell.

Fair Value of Financial Instruments

The fair value of a financial instrument is the amount that could be received upon the sale of an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Financial assets are marked to bid prices and financial liabilities are marked to offer prices. Fair value measurements do not include transaction costs. A fair value hierarchy is used to prioritize the quality and reliability of the information used to determine fair values. Categorization within the fair value hierarchy is based on the lowest level of input that is significant to the fair value measurement. The fair value hierarchy is defined in the following three categories:

Level 1: Quoted market prices in active markets for identical assets or liabilities.

Level 2: Observable market-based inputs or inputs that are corroborated by market data.

Level 3: Unobservable inputs that are not corroborated by market data.

ASIEN’S APPLIANCE, INC.

NOTES TO THE FINANCIAL STATEMENTS

December 31, 2019 and 2018

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Income Taxes

The Company has elected to be taxed as an “S Corporation” under the provisions of the Internal Revenue Code and comparable state income tax law. As an S Corporation, the Company is generally not subject to corporate income taxes and the Company’s net income or loss is reported on the individual tax return of the stockholder of the Company. Therefore, no provision or liability for income taxes is reflected in the financial statements. Management has evaluated its tax positions and has concluded that the Company had taken no uncertain tax positions that could require adjustment or disclosure in the financial statements to comply with provisions set forth in ASC 740, Income Taxes.

Recent Accounting Pronouncements

On January 1, 2018, the Company adopted Accounting Standards Update (“ASU”) No. 2014-09, Revenue from Contracts with Customers (Topic 606), which supersedes the revenue recognition requirements in ASC Topic 605, Revenue Recognition. This ASU is based on the principle that revenue is recognized to depict the transfer of goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. This ASU also requires additional disclosure about the nature, amount, timing, and uncertainty of revenue and cash flows arising from customer purchase orders, including significant judgments. The Company’s adoption of this ASU as of January 1, 2018 resulted in no change to the Company’s results of operations or balance sheet.

In February 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2016-02, Leases (Topic 842) (“ASC 842”), which requires lessees to recognize right-of-use (“ROU”) assets and related lease liabilities on the balance sheet for all leases greater than one year in duration. We adopted ASC 842 on January 1, 2019 using a modified retrospective transition approach for leases existing at, or entered into after, the beginning of the earliest comparative period presented in the financial statements. The modified retrospective approach did not require any transition accounting for leases that expired before the earliest comparative period presented. The adoption of this standard resulted in the recording of ROU assets and lease liabilities for all of our lease agreements with original terms of greater than one year. The adoption of ASC 842 did not have a significant impact on our consolidated statements of income or cash flows.

In June 2018, the FASB issued ASU 2018-07, Compensation-Stock Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting, which simplifies the accounting for nonemployee share-based payment transactions by expanding the scope of ASC Topic 718, Compensation - Stock Compensation, to include share-based payment transactions for acquiring goods and services from nonemployees. Under the new standard, most of the guidance on stock compensation payments to nonemployees would be aligned with the requirements for share-based payments granted to employees. This standard became effective for us on January 1, 2019. The adoption of this standard did not have a material impact on our consolidated financial statements.

In February 2018, the FASB issued ASU 2018-02, Income Statement-Reporting Comprehensive Income (Topic 220): Reclassification of Certain Tax Effects from Accumulated Other Comprehensive Income, which allows a reclassification from accumulated other comprehensive income (AOCI) to retained earnings for stranded tax effects resulting from U.S. federal tax legislation commonly referred to as the Tax Cuts and Jobs Act, which was enacted in December 2017 (the “2017 Tax Act”). ASU 2018-02 became effective for us on January 1, 2019 and resulted in a decrease of approximately $748,000 to retained earnings due to the reclassification from AOCI of the effect of the corporate income tax rate change on our cash flow hedges. The adoption of this standard did not have a material impact on our consolidated financial statements.

ASIEN’S APPLIANCE, INC.

NOTES TO THE FINANCIAL STATEMENTS

December 31, 2019 and 2018

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recent Accounting Pronouncements (Continued)

In August 2017, the FASB issued ASU 2017-12, Derivatives and Hedging (Topic 815): Targeted Improvements to Accounting for Hedging Activities, which expands and refines hedge accounting for both financial and non-financial risk components, aligns the recognition and presentation of the effects of hedging instruments and hedge items in the financial statements, and includes certain targeted improvements to ease the application of current guidance related to the assessment of hedge effectiveness. ASU 2017-12 became effective for us on January 1, 2019. The adoption of this standard did not have a material impact on our consolidated financial statements.

Not Yet Adopted

In August 2018, the FASB issued ASU 2018-15, Intangibles – Goodwill and Other – Internal-Use Software (Subtopic 350-40): Customer’s Accounting for Implementation Costs Incurred in a Cloud Computing Arrangement That Is a Service Contract, which aligns the requirements for capitalizing implementation costs incurred in a hosting arrangement that is a service contract with the requirements for capitalizing implementation costs incurred to develop or obtain internal-use software (and hosting arrangements that include an internal-use software license). ASU 2018-15 is effective for annual periods beginning after December 15, 2019, including interim periods within those annual periods. Early adoption is permitted. We adopted ASU 2018-15 on January 1, 2020 on a prospective basis, and do not expect the adoption will result in a material impact for future periods.

In August 2018, the FASB issued ASU 2018-13, Fair Value Measurement (Topic 820): Disclosure Framework – Changes to the Disclosure Requirements for Fair Value Measurement, which removes, modifies and adds various disclosure requirements related to fair value disclosures. Disclosures related to transfers between fair value hierarchy levels will be removed and further detail around changes in unrealized gains and losses for the period and unobservable inputs used in determining level 3 fair value measurements will be added, among other changes. ASU 2018-13 is effective for interim and annual reporting periods beginning after December 15, 2019, and early adoption is permitted. We will modify our disclosures beginning in the first quarter of 2020 to conform to this guidance. We do not expect the adoption of this standard and the associated changes to our disclosures to have a material impact to our consolidated financial statements.

In June 2016, the FASB issued ASU 2016-13, Financial Instruments – Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments, which replaces the current incurred loss impairment methodology for financial assets with a methodology that reflects expected credit losses. The new credit losses model must be applied to loans, accounts receivable, and other financial assets. ASU 2016-13 is effective for annual periods beginning after December 15, 2019, including interim periods within those annual periods. We plan to adopt the new standard in the first quarter of 2020 using a modified retrospective approach with a cumulative-effect adjustment to retained earnings as of the beginning of the year of adoption. We do not believe this guidance will have a material impact on our statements of operations or cash flows.

The Company currently believes that all other issued and not yet effective accounting standards are not relevant to its financial statements.

NOTE 3 – RECEIVABLES

At December 31, 2019 and 2018, receivables consisted of the following:

	December 31, 2019	December 31, 2018
Credit card payments in process of settlement	$76,255	$46,171
Vendor rebates receivable	26,274	4,885
Trade receivables from customers	77,284	5,519
Total receivables	$179,813	$59,575

ASIEN’S APPLIANCE, INC.

NOTES TO THE FINANCIAL STATEMENTS

December 31, 2019 and 2018

NOTE 4 – INVENTORIES

At December 31, 2019 and 2018, the inventory balances are composed of:

	December 31, 2019	December 31, 2018
Appliances	$1,821,064	$1,547,837
Parts	115,180	101,490
Subtotal	1,936,244	1,649,327
Allowance for inventory obsolescence	(12,140)	(10,319)
Inventories, net	$1,924,104	$1,639,008

Following is a summary of transactions in the allowance for inventory obsolescence:

	December 31, 2019	December 31, 2018
Balance at beginning of period	$10,319	$8,008
Provisions for obsolescence	1,821	2,311
Write-down in inventory value	-	-
Balance at end of period	$12,140	$10,319

NOTE 5 – PROPERTY AND EQUIPMENT

Property and equipment consist of the following at December 31, 2019 and, 2018:

	December 31, 2019	December 31, 2018
Leasehold improvements	$46,807	$46,807
Equipment	7,095	7,095
Office equipment	110,848	110,848
Vehicles	442,782	353,843
Less: Accumulated depreciation	(442,792)	(407,456)
Property and equipment, net	$164,740	$111,137

Depreciation expense for the years ended December 31, 2019 and 2018 was $35,337 and $45,414, respectively.

NOTE 6 – CONTRACT LIABILITIES

Asien’s collects 100% of the payment for special-order models including tax and 50% of the payment for non-special orders from the customer at the time the order is placed. When the customer makes the decision to purchase, they place a deposit with the store primarily on a credit card for the purchase price and the customer receives an invoice describing the model number and other pertinent information about their purchase. The customer’s deposit is posted to the Contract Liability account.

Following products are considered Special Order items:

●	Telescoping Down Drafts

●	Remote Blowers

●	Custom Hoods

●	Any Appliance with custom colors

●	All Vent a Hood products

●	and anything else, out of ordinary

ASIEN’S APPLIANCE, INC.

NOTES TO THE FINANCIAL STATEMENTS

December 31, 2019 and 2018

NOTE 6 – CONTRACT LIABILITIES (CONTINUED)

Certain Appliances may be added to the list of special-order items as determined by the company. All special-order items are considered non-cancellable and non-refundable.

Asien’s recognizes 100% of the deposit as a short-term liability at the time of receipt of the deposit. Once the product is delivered to the customer (satisfaction of the performance obligation) typically within a few weeks to a few months, revenue is recognized.

Asien’s performance obligations under the customer order correspond to each sale of merchandise that it makes to customers under the purchase orders; as a result, each purchase order generally contains only one performance obligation based on the merchandise sale to be completed. The transfer of control generally occurs at the point of shipment. Once this occurs, Asien’s has satisfied its performance obligation and Asien’s recognizes revenue.

The balance for contract liabilities is $2,201,394 and $1,842,754 as of December 31, 2019 and 2018, respectively.

NOTE 7 – LINE OF CREDIT

On November 15, 2005, Asien’s, as borrower entered into a loan and security agreement with Exchange Bank for revolving loans in an aggregate principal amount that will not exceed $100,000. The revolving note bears interest at 7.00% per annum.

The balance on the loan is $-0- and $3,020 as of December 31, 2019 and 2018, respectively.

NOTE 8 – PROMISSORY NOTES

4.5% Unsecured Promissory Note

On October 30, 2017, the Company entered into a stock repurchase agreement with Paul A. Gwilliam and Terri L. Gwilliam, co-trustees of the Gwilliam Family Trust (“Note Holder”) pursuant to which Asien’s Appliance, Inc. issued to the Note Holder a unsecured promissory note in the aggregate principal amount of $540,000 for a term of 5 years or 60 months. The note bears interest at the rate of the 4.25% per annum.

The balance on the note is $88,576 and $174,025 as of December 31, 2019 and 2018, respectively.

Loans on Vehicles

4.99% Secured Loan (2015 GMC)

On January 1, 2015, the Company entered into a Retail Installment Sale contract with Silveira Buick-GMC for purchase of a delivery truck pursuant to which Asien’s Appliance, Inc. agreed to finance an aggregate principal amount of $29,390 for a term of 60 months with $3,949 being the total finance charges for the term of the loan.

The loan bears interest at the rate of the 4.99% per annum. If the lender does not receive the full amount of any monthly payment by the end of ten (10) calendar days after the date it is due, the company will be required to pay a late charge of 5% of the part of the payment that is late.

The balance on the note is $590 and $7,056 as of December 31, 2019 and 2018, respectively.

ASIEN’S APPLIANCE, INC.

NOTES TO THE FINANCIAL STATEMENTS

December 31, 2019 and 2018

NOTE 8 – PROMISSORY NOTES (CONTINUED)

4.49% Secured Loan (2016 Chevy)

On January 13, 2017, the Company entered into a Retail Installment Sale contract for the purchase of a delivery truck pursuant to which Asien’s Appliance, Inc. agreed to finance an aggregate principal amount of $50,192 for a term of 60 months with $6,042 being the total finance charges for the term of the loan.

The loan bears interest at the rate of the 4.49% per annum. If the lender does not receive the full amount of any monthly payment by the end of ten (10) calendar days after the date it is due, the company will be required to pay a late charge of 5% of the part of the payment that is late.

The balance on the note is $21,498 and $31,536 as of December 31, 2019 and 2018, respectively.

2.99% Secured Loan (2016 Dodge Ram 2500)

On January 11, 2017, the Company entered into a Retail Installment Sale contract for purchase of a delivery truck pursuant to which Asien’s Appliance, Inc. agreed to finance an aggregate principal amount of $47,578, for a term of 60 months with $3,755 being the total finance charges for the term of the loan.

The loan bears interest at the rate of the 2.99% per annum. If the lender does not receive the full amount of any monthly payment by the end of ten (10) calendar days after the date it is due, the company will be required to pay a late charge of 5% of the part of the payment that is late.

The balance on the note is $11,304 and $20,731 as of December 31, 2019 and 2018, respectively.

6.99% Secured Loan (2019 Chevy)

On December 31, 2019, the Company entered into a Retail Installment Sale contract for purchase of a delivery truck pursuant to which Asien’s Appliance, Inc. agreed to finance an aggregate principal amount of $57,077 for a term of 60 months with $10,916 being the total finance charges for the term of the loan.

The loan bears interest at the rate of the 6.99% per annum. If the lender does not receive the full amount of any monthly payment by the end of ten (10) calendar days after the date it is due, the company will be required to pay a late charge of 5% of the part of the payment that is late.

The balance on the note is $57,007 and $-0- as of December 31, 2019 and 2018, respectively.

3.98% Secured Loan (2020 Nissan)

On December 31, 2019, the Company entered into a Retail Installment Sale contract for purchase of a delivery truck pursuant to which Asien’s Appliance, Inc. agreed to finance an aggregate principal amount of $21,933 for a term of 60 months with $2,331 being the total finance charges for the term of the loan.

The loan bears interest at the rate of the 3.98% per annum. If the lender does not receive the full amount of any monthly payment by the end of ten (10) calendar days after the date it is due, the company will be required to pay a late charge of 5% of the part of the payment that is late.

The balance on the note is $21,933 and $0 as of December 31, 2019 and 2018, respectively.

ASIEN’S APPLIANCE, INC.

NOTES TO THE FINANCIAL STATEMENTS

December 31, 2019 and 2018

NOTE 8 – PROMISSORY NOTES (CONTINUED)

Following is a summary of payments due on loans for the succeeding five years:

Amount
2020	$80,643
2021	67,786
2022	16,592
2023	16,652
2024 and later	19,236
Total payments	200,908
Less current portion of principal payments	(80,643)
Long-term portion of principal payments	$120,655

NOTE 9 – STOCKHOLDERS’ EQUITY

The Company had 34,902 shares of common stock issued and outstanding as of December 31, 2019 and 2018. During the years ended December 31, 2019 and 2018, net cash of $1,042,200 and $331,350, respectively, was distributed to stockholders.

NOTE 10 – COMMITMENTS AND CONTINGENCIES

Corporate Office, Sales Floor, and Warehouse Space

Asien’s conducts retail business from 1801 Piner Road, Santa Rosa, CA 95403. At approximately 11,000 sq. ft this building sits on the corner of Piner Rd. and Coffee Rd. Asien’s occupies 100% of the building. The building is allocated between the sales floor at approximately 6,000 sq ft, main warehouse at approximately 3,000 sq ft, corporate offices at approximately 1,200 sq. ft and the remainder in restroom, breakroom, hallways and other common area. Asien’s pays the landlord $9,700 in monthly rent on the first day of each calendar month. The agreement is month-to-month with both parties agreeing to provide at least 90 days’ notice to cancel or renegotiate.

Asien’s also occupies 3,000 sq. ft of space located at 1821 Piner Rd. Approximately 2,400 sq. ft. is used in two equal sized warehouses and the remaining 600 sq. ft is used as an office space. Asien’s leases this space from Redwood Gospel Mission (Landlord) at $2,000 per month due on the 1st day of each calendar month. The agreement is also month-to-month with both parties agreeing to provide at least 90 days’ notice to cancel or renegotiate.

NOTE 11 – SUBSEQUENT EVENTS

On May 28, 2020, 1847 Asien Inc. (“1847 Asien”), a subsidiary of 1847 Holdings LLC (“1847 Holdings”), entered into a stock purchase agreement with Asien’s Appliance, Inc. (“Asien’s Appliance”) and Joerg Christian Wilhelmsen and Susan Kay Wilhelmsen, as trustees of the Wilhelmsen Family Trust, U/D/T, (the “Seller”), pursuant to which 1847 Asien agreed to acquire all of the issued and outstanding capital stock of Asien’s.

Pursuant to the terms of the purchase agreement, 1847 Asien agreed to acquire all of the issued and outstanding capital stock of Asien’s Appliance for an aggregate purchase price of $2,125,500, subject to adjustment. The purchase price consisted of (i) $233,000 in cash, (ii) an Amortizing Note in the aggregate principal amount of $200,000, (iii) a Demand in the aggregate principal amount of $655,000, and (iv) 415,000 common shares of 1847 Holdings, having a fair market value of $1,037,500.

ASIEN’S APPLIANCE, INC.

NOTES TO THE FINANCIAL STATEMENTS

December 31, 2019 and 2018

NOTE 11 – SUBSEQUENT EVENTS (CONTINUED)

The purchase price is subject to a post-closing working capital adjustment provision. On or before the 75th day following the Closing Date, 1847 Asien is to deliver to the Seller an audited balance sheet as of the closing date. If the net working capital reflected on the balance sheet (the “Final Working Capital”) exceeds the net working capital reflected on the unaudited balance sheet of Asien’s Appliance delivered to 1847 Asien on the Closing Date (the “Preliminary Working Capital”), 1847 Asien’s shall, within seven days, pay to the Seller an amount of cash that is equal to such excess. If the Preliminary Working Capital exceeds the Final Working Capital, the Seller shall, within seven days, pay to 1847 Asien an amount in cash equal to such excess; provided, however, that the Seller may, at its option, in lieu of paying such excess in cash, deliver and transfer to the Buyer a number of Buyer Shares that is equal to such excess divided by $2.00.

Pursuant to the Amendment, upon five calendar days written notice to the Seller and the transfer agent, from time to time during the one year period following the closing of the Acquisition, the Company shall have the right to repurchase any or all of the Buyer Shares then held by the Seller from the Seller for a purchase price of $2.50 per share.

On April 28, 2020, Asien’s received $357,500 in Payroll Protection Program (“PPP”) loan from the United States Small Business Administration (“SBA”) under provisions of the Coronavirus Aid, Relief and Economic Security Act (“CARES Act”).  The PPP loans have two-year term and bear interest at a rate of 1.0% per annum.  Monthly principal and interest payments are deferred for six months after the date of disbursement.  The PPP loan may be prepaid at any time prior to its maturity date, April 1, 2020, with no prepayment penalties.  The PPP loan contain events of default and other provisions customary for loans of this type.  The PPP provides that the PPP loans may be partially or wholly forgiven if the funds are used for certain qualifying expenses as described in the CARES Act.  Asien’s intend to use the proceeds from the PPP loan for qualifying expenses and to apply for forgiveness of the PPP loan in accordance with the terms of the CARES Act.

On July 29, 2020, 1847 Asien Inc. (“the Buyer”) executed a securities purchase agreement with the Wilhelmsen Family Trust, (the “Seller,” and collectively with Company, the “Parties”). Pursuant to the agreement, The Seller sold to the Buyer, 415,000 common shares of 1847 Holdings LLC at a purchase price of $2.50 per share and the Buyer hereby acquires and purchases from the Seller the shares. As consideration, the Buyer issued to the Seller a two-year, 6% amortizing promissory note in the aggregate principal amount of $1,037,500.

One-half (50%) of the outstanding principal amount of this Note ($518,750) (the “Amortized Principal”) and all accrued interest thereon will be amortized on a two-year straight-line basis and is payable quarterly. The second-half (50%) of the outstanding principal amount of this Note ($518,750) (the “Unamortized Principal”) with all accrued, but unpaid interest thereon is due on July 28, 2022 (the “Maturity Date”) along with any other unpaid principal or accrued interest.